Exhibit 10.29

Name:	[—]
Number of Shares of Stock subject to Stock Option:	[—]
Exercise Price Per Share:	$[—]
Date of Grant:	[—]
Vesting Start Date:	[—]

CIVITAS THERAPEUTICS, INC.

2014 EQUITY INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

(Executive Officer Award)

This agreement (this “Agreement”) evidences a stock option granted by Civitas Therapeutics, Inc. (the “Company”) to the undersigned (the “Optionee”) pursuant to and subject to the terms of the Civitas Therapeutics, Inc. 2014 Equity Incentive Plan (as amended from time to time, the “Plan”).

1. Grant of Stock Option. The Company grants to the Optionee on the date set forth above (the “Date of Grant”) an option (the “Stock Option”) to purchase, on the terms provided herein and in the Plan, up to the number of shares of Stock set forth above (the “Shares”) with an exercise price per Share as set forth above, in each case subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

The Stock Option evidenced by this Agreement is intended to be an incentive stock option under Section 422 of the Code, to the maximum extent possible under the provisions of the Code, and is granted to the Optionee in connection with the Optionee’s employment by the Company or a “subsidiary corporation” of the Company, as such term is defined in Section 424 of the Code.

2. Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan. The following terms have the following meanings:

(a)

“Acquisition” means the first to occur of any of the following events: (i) any acquisition of the Company by a Person not an Affiliate of the Company, by means of merger or other form of corporate reorganization, in which the outstanding ownership interests of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring Person and in which the holders of the Company’s ownership interests immediately before such acquisition hold less than 50% of the ownership interests of the acquiring or surviving Person (other than a mere reincorporation transaction), (ii) the closing of the transfer from existing Company stockholders, in one transaction or a series of related transactions, to a Person or group of affiliated Persons, of the Company’s securities if, after such closing, such Person or group of affiliated

Persons would hold more than 50% of the outstanding voting securities of the Company, or (iii) a sale of all or substantially all of the assets of the Company by a Person not an Affiliate of the Company; provided, however, that an “Acquisition” shall not include a public offering of the Company’s stock or a mere recapitalization transaction or the sale of equity by the Company through a private offering of shares to venture capital, institutional, strategic or other equity security financing for the account of the Company.

(b)	“Affiliate” means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person (as used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise).

(c)	“Beneficiary” means, in the event of the Optionee’s death, the beneficiary named in the written designation (in form acceptable to the Administrator) most recently filed with the Administrator by the Optionee prior to the Optionee’s death and not subsequently revoked, or, if there is no such designated beneficiary, the executor or administrator of the Optionee’s estate. An effective beneficiary designation will be treated as having been revoked only upon receipt by the Administrator, prior to the Optionee’s death, of an instrument of revocation in form acceptable to the Administrator.

(d)	“Cause” has the meaning set forth in the executive employment agreement between the Optionee and the Company as in effect at the time of the termination of the Optionee’s Employment.

(e)	“Disability” has the meaning set forth in the executive employment agreement between the Optionee and the Company as in effect at the time of the termination of the Optionee’s Employment.

(f)	“Good Reason” has the meaning set forth in the executive employment agreement between the Optionee and the Company as in effect at the time of the termination of the Optionee’s Employment.

(g)	“Option Holder” means the Optionee or, if as of the relevant time the Stock Option has passed to a Beneficiary, the Beneficiary.

(h)	“Person” means any individual, company, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company or other legal entity or organization.

3. Vesting; Method of Exercise; Treatment of the Stock Option upon Cessation of Employment.

(a)	Vesting.

(i) Standard Vesting Schedule. As used herein with respect to the Stock Option or any portion thereof, the term “vest” means to become exercisable and the term “vested” as applied to any outstanding Stock Option means that the Stock Option is then exercisable, subject in each case to the terms of the Plan. Unless earlier terminated, forfeited, relinquished or expired and except as otherwise provided in Section 3(a)(ii), Section 3(a)(iii) or Section 3(a)(iv) below, the Stock Option will vest as to [            ], with the number of Shares that vest on any such date being rounded down to the nearest whole Share and the Stock Option becoming vested as to 100% of the Shares on the fourth anniversary of the Vesting Start Date. Notwithstanding the foregoing, the Stock Option shall not vest on any vesting date unless the Optionee has remained in continuous Employment from the Date of Grant through such vesting date.

(ii) Vesting upon a termination of Employment without Cause, for Good Reason or due to death or Disability. Upon a termination of the Optionee’s Employment by the Company without Cause, by the Optionee for Good Reason or due to the Optionee’s death or Disability, the Stock Option will automatically vest as to the number of Shares that would have vested pursuant to Section 3(a)(i) above had the Optionee’s Employment not terminated but continued for the nine months following the date of such termination of Employment.

(iii) Vesting upon an Acquisition where Stock Option is Assumed. If (i) in connection with an Acquisition, the Stock Option, to the extent outstanding immediately prior to such Acquisition, is assumed or a substantially equivalent award is substituted for the Stock Option by the acquiror or survivor in such Acquisition (or an affiliate of the acquiror or survivor) pursuant to the provisions of Section 7 of the Plan, and (ii) at any time prior to the first anniversary of the Acquisition, the Optionee’s Employment with the Company is terminated by the Company (or its successor) without Cause or by the Optionee for Good Reason, the Stock Option (or the award substituted for the Stock Option), to the extent then outstanding but not then vested, will automatically vest in full at the time of such termination of Employment.

(iv) Vesting upon an Acquisition where Stock Option is not Assumed. If, in connection with an Acquisition, the Stock Option is not assumed and a substantially equivalent award is not substituted for the Stock Option by the acquiror or survivor in such Acquisition (or an affiliate of the acquiror or survivor) pursuant to the provisions of Section 7 of the Plan, the Stock Option, to the extent outstanding immediately prior to such Acquisition but not then vested, will automatically vest in full upon the occurrence of such Acquisition, subject to the Optionee’s continuous Employment through the date of such Acquisition.

(b)	Exercise of the Stock Option. No portion of the Stock Option may be exercised until such portion vests. Each election to exercise any vested portion of the Stock Option will be subject to the terms and conditions of the Plan and shall be in writing, signed by the Option Holder (or in such other form as is acceptable to the Administrator). Each such written exercise election must be received by the Company at its principal office or by such other party as the Administrator may prescribe and be accompanied by payment in full as provided in the Plan. The exercise price may be paid (i) by cash or check acceptable to the Administrator, (ii) to the extent permitted by the Administrator, through a broker-assisted cashless exercise program acceptable to the Administrator, (iii) by such other means, if any, as may be acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. In the event that the Stock Option is exercised by a person other than the Optionee, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise the Stock Option and compliance with applicable securities laws. The latest date on which the Stock Option or any portion thereof may be exercised will be the 10th anniversary of the Date of Grant (the “Final Exercise Date”). If the Stock Option is not exercised by the Final Exercise Date the Stock Option or any remaining portion thereof will thereupon immediately terminate.

(c)	Treatment of the Stock Option upon Cessation of Employment. If the Optionee’s Employment ceases, the Stock Option, to the extent not already vested will be immediately forfeited, and any vested portion of the Stock Option that is then outstanding will be treated as follows:

(i) Subject to clauses (ii) and (iii) below and Section 4 of this Agreement, the Stock Option, to the extent vested immediately prior to the cessation of the Optionee’s Employment, will remain exercisable until the earlier of (A) the date that is three months following the date of such cessation of Employment, or (B) the Final Exercise Date, and except to the extent previously exercised as permitted by this Section 3(c)(i) will thereupon immediately terminate.

(ii) Subject to clauses (iii) below and Section 4 of this Agreement, the Stock Option, to the extent vested immediately prior to the cessation of the Optionee’s Employment due to death or the Optionee’s permanent and total disability (within the meaning of Section 22(e)(3) of the Code), will remain exercisable until the earlier of (A) the first anniversary of such cessation of Employment or (B) the Final Exercise Date, and except to the extent previously exercised as permitted by this Section 3(c)(ii) will thereupon immediately terminate.

(iii) If the Optionee’s Employment is terminated by the Company and its subsidiaries in connection with an act or failure to act constituting Cause (as the Administrator, in its sole discretion, may determine), or such termination occurs in circumstances that in the determination of the Administrator would have entitled the Company and its subsidiaries to terminate the Optionee’s Employment for Cause, the Stock Option (whether or not vested) will immediately terminate and be forfeited upon such termination.

4. Forfeiture; Recovery of Compensation.

(a)	The Administrator may cancel, rescind, withhold or otherwise limit or restrict the Stock Option at any time if the Optionee is not in compliance with all applicable provisions of this Agreement and the Plan.

(b)	By accepting the Stock Option, the Optionee expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of the Stock Option, under the Stock Option, including to any Stock acquired under the Stock Option or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). Nothing in the preceding sentence shall be construed as limiting the general application of Section 8 of this Agreement.

5. Transfer of Stock Option. The Stock Option may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

6. Taxes.

(a)	Withholding. If at the time this Stock Option is exercised the Company determines that under applicable law and regulations it could be liable for the withholding of any federal or state tax upon such exercise or with respect to a disposition of any Stock acquired upon such exercise, the Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued Shares upon exercise, are subject to the Optionee promptly paying to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. No Shares will be transferred pursuant to the exercise of this Stock Option unless and until the person exercising this Stock Option has remitted to the Company an amount in cash sufficient to satisfy any federal, state, or local withholding tax requirements, or has made other arrangements satisfactory to the Company with respect to such taxes. The Optionee authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Optionee, but nothing in this sentence shall be construed as relieving the Optionee of any liability for satisfying his or her obligation under the preceding provisions of this Section.

(b)	Disqualifying Disposition. If the Optionee disposes of the Shares acquired upon exercise of this Stock Option within two years from the Grant Date or one year after such Shares were acquired pursuant to the exercise of this Stock Option, within 15 days after such disposition, the Optionee shall notify the Company in writing of such disposition.

(c)	Annual Limit for Incentive Stock Options. To the extent that the aggregate fair market value (determined at the time of grant) of the shares of Stock subject to this Stock Option and all other incentive stock options the Optionee holds that are exercisable for the first time during any calendar year (under all plans of the Company and its related corporations) exceeds $100,000, the options held by the Optionee or portions thereof that exceed such limit (according to the order in which they were granted in accordance with the regulations under Section 422 of the Code) shall be treated as NSOs.

(d)	Limitation on Liability. The Optionee acknowledges and agrees that the Company or the Administrator may take any action permitted under the Plan without regard to the effect such action may have on the status of this Stock Option as an incentive stock option under Section 422 of the Code and that such actions may cause this Stock Option to fail to be treated as an incentive stock option under Section 422 of the Code. The Optionee further acknowledges and agrees that neither the Company, nor any of its Affiliates, nor the Administrator, nor any person acting on behalf of the Company, any of its Affiliates, or the Administrator, will be liable to the Optionee or to the estate or beneficiary of the Optionee or to any other person by reason of the failure the Stock Option to satisfy the requirements of Section 422 of the Code.

7. Effect on Employment. Neither the grant of the Stock Option, nor the issuance of Shares upon exercise of the Stock Option, will give the Optionee any right to be retained in the employ or service of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.

8. Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been furnished to the Optionee. By exercising all or any part of the Stock Option, the Optionee agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.

9. Acknowledgements. The Optionee acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument, (ii) this agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, shall constitute an original signature for all purposes hereunder and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Optionee.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

CIVITAS THERAPEUTICS, INC.

By:
Name:
Title:

Acknowledged and Agreed:

By
[Optionee’s Name]